                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Staffmark, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                     [LOGO]


                                STAFFMARK, INC.



                         ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 7, 1999


                           --------------------------


                           NOTICE AND PROXY STATEMENT

March 31, 1999



Dear StaffMark Stockholder:

         I am pleased to invite you to StaffMark's Annual Meeting of Stockholders. The meeting will be at 10:00 a.m. on Friday, May 7, 1999 at the Holiday Inn Springdale, 1500 South 48th, Springdale, Arkansas.

         At the meeting, you and the other stockholders will elect ten directors to the StaffMark Board. You will find other detailed information about StaffMark and its operations, including its audited financial statements, in the enclosed Annual Report.

         We hope you can join us on May 7. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please MARK your vote on the enclosed proxy, SIGN AND DATE THE PROXY, AND RETURN IT TO US in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                                            Sincerely,



                                            Clete T. Brewer
                                            President and
                                            Chief Executive Officer

                                 STAFFMARK, INC.
                              302 EAST MILLSAP ROAD
                          FAYETTEVILLE, ARKANSAS 72703


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1999


To the Stockholders:

         StaffMark, Inc. will hold its Annual Meeting of Stockholders at the Holiday Inn Springdale, 1500 South 48th, Springdale, Arkansas, on Friday, May 7, 1999 at 10:00 a.m., Central Standard Time.

         We are holding this meeting:

         o to elect ten directors to serve until the 2000 Annual Meeting of Stockholders; and

         o to transact any other business that properly comes before the meeting.

         Your Board of Directors selected March 17, 1999 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at the corporate headquarters of StaffMark, Inc., 302 East Millsap Road, Fayetteville, Arkansas, for ten days before the meeting.

         This Proxy Statement, proxy and StaffMark's 1998 Annual Report to Stockholders are being distributed on or about April 2, 1999.

                                      By Order of the Board of Directors



                                      Gordon Y. Allison
                                      Corporate Secretary

Fayetteville, Arkansas
March 31, 1999

                                TABLE OF CONTENTS


GENERAL INFORMATION......................................................................................1
         Annual Meeting Information......................................................................1

ITEM 1 - ELECTION OF DIRECTORS...........................................................................4
         Nominees for Election...........................................................................4
         Other Named Executive Officers..................................................................5
         Committees and Meetings.........................................................................6

STOCK OWNERSHIP..........................................................................................8
         Beneficial Ownership of Certain Stockholders, Directors and Executive Officers..................8
         Section 16(a) Beneficial Ownership Reporting Compliance.........................................9

COMPENSATION OF OUTSIDE DIRECTORS AND THE NAMED EXECUTIVE OFFICERS.......................................9
         Compensation of Outside Directors...............................................................9
         Compensation of the Named Executive Officers...................................................10
         Option Grants in 1998..........................................................................11
         1998 Year-End Option Values....................................................................11
         Employment Agreements..........................................................................12
         Deferred Executive Compensation Plan...........................................................12

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.................................................13
         Compensation Committee Membership and Interlocks...............................................13
         Executive Compensation Components and Goals....................................................13
         Policy on Deductibility of Compensation........................................................13
         1998 Executive Compensation....................................................................14
         1998 Chief Executive Officer Compensation......................................................14

CERTAIN TRANSACTIONS....................................................................................14

PERFORMANCE GRAPH.......................................................................................15

ITEM 2 - OTHER MATTERS..................................................................................16

ADDITIONAL INFORMATION..................................................................................16
         Independent Public Accountants.................................................................16
         Annual Report..................................................................................16
         Information Not Incorporated...................................................................16

                               GENERAL INFORMATION

ANNUAL MEETING INFORMATION

         This Proxy Statement contains information related to the Annual Meeting of Stockholders of StaffMark, Inc. to be held on Friday, May 7, 1999, beginning at 10:00 a.m., at the Holiday Inn Springdale, 1500 South 48th, in Springdale, Arkansas and any postponements or adjournments thereof. This Proxy Statement was prepared under the direction of our Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to stockholders on or around April 2, 1999.

Q:       WHO IS SOLICITING MY PROXY?

A: We, the Board of Directors of StaffMark, Inc., are sending you this Proxy Statement in connection with our solicitation of proxies for use at StaffMark's 1999 Annual Meeting of Stockholders. Certain directors, officers and employees of StaffMark and Corporate Communication, Inc. (our proxy solicitor) also may solicit proxies on our behalf by mail, phone, fax or in person.

Q:       WHO IS PAYING FOR THIS SOLICITATION?

A: StaffMark will pay for the solicitation of proxies, including Corporate Communication Inc.'s estimated fee of $5,000 plus out-of-pocket expenses. StaffMark also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of StaffMark common stock.

Q:       WHAT AM I VOTING ON?

A: The election of Jerry T. Brewer, Clete T. Brewer, W. David Bartholomew, Steven E. Schulte, Janice Blethen, William T. Gregory, John H. Maxwell, Jr., William J. Lynch, R. Clayton McWhorter and Charles A. Sanders, M.D. to the Board of Directors.

Q:       WHO CAN VOTE?

A: Only those who owned common stock at the close of business on March 17, 1999, the record date for the Annual Meeting, can vote. If you beneficially owned common stock on the record date, you have one vote per share for each director up for election at the Annual Meeting.

Q:       WHAT DOES "BENEFICIALLY OWNED" MEAN?

A: Under the Securities and Exchange Commission's definition, "beneficial ownership" of shares means shares over which a person has sole or shared voting or investment power.

Q:       HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should MARK, DATE, SIGN AND MAIL the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person
         - by voting at the Annual Meeting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Corporate Secretary written notice of your revocation or by submitting a later-dated proxy. If you wish the individuals named as proxies to vote for all nominees, then check the box marked "FOR." If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director and in their discretion with respect to any other matter properly brought before the Annual Meeting.

Q:       WHAT CONSTITUTES A QUORUM?

A: On the record date, we had 29,310,127 shares of common stock, $.01 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of votes entitled to be cast as of the record date are present in person or represented by effective proxies.

Q:       WHAT HAPPENS IF A QUORUM IS NOT PRESENT?

A: If a quorum is not present at the scheduled time of the Annual Meeting, then the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The time and place of an adjourned meeting, if necessary, would be announced at the time the adjournment is taken and no other notice would be given.

Q:       WHAT VOTE IS REQUIRED IN THE ELECTION OF DIRECTORS?

A: Directors are elected by a plurality of the votes of shares present in person or represented by proxy at the Annual Meeting. This means that the ten nominees will be elected if they receive more affirmative votes than any other nominees.

Q:       WHAT ARE BROKER NON-VOTES AND ABSTENTIONS?

A: If you are the beneficial owner of shares held in "street name" by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, then the broker will be entitled to vote the shares with respect to "discretionary" items, but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated a "broker non-vote"). Under the rules of the New York Sock Exchange, Inc., the election of directors is a discretionary matter, enabling brokers to vote on the election of directors even if they have not received instructions from beneficial owners. Even though brokers are entitled to exercise their discretion and vote on director elections without instructions from beneficial owners, they are not required to do so. An abstention is a decision by a stockholder to take a neutral position on a proposal being submitted to stockholders at a meeting.

Q: HOW DO BROKER NON-VOTES AND ABSTENTIONS EFFECT THE EXISTENCE OF A QUORUM AND THE VOTE REQUIRED IN THE ELECTION OF DIRECTORS?

A: Broker non-votes and abstentions are included in determining the number of shares represented for purpose of determining whether a quorum is present at a stockholders' meeting. Because directors will be elected by a plurality of the votes cast (i.e., the ten director nominees receiving the greatest number of votes will be elected) at the Annual Meeting, an abstention would have no effect on the vote concerning the election of directors and, thus is not being offered as voting option in the election of directors. A broker non-vote with respect to the election of directors will have no effect on the outcome of a particular matter because it is not considered a vote cast under Delaware law.

Q:       WHAT HAPPENS IF I WITHHOLD MY VOTE FOR AN INDIVIDUAL DIRECTOR?

A: Withheld votes are counted as "NO" votes for the individual director. If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD AUTHORITY." If you wish your shares to be voted for some nominees, and not voted for others, then indicate the name(s) of the nominee(s) for whom you are withholding authority to vote by writing the name(s) of such nominee(s) in the space provided in the proxy.

Q:       CAN I VOTE ON OTHER MATTERS?

A: StaffMark's By-laws limit the matters presented at an annual meeting to those in the notice of the annual meeting and those otherwise properly presented at an annual meeting. We do not expect any other matter to come before the Annual Meeting. If any other matter is properly presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares.

Q:       WHO WILL COUNT THE VOTE?

A: Representatives of First Chicago Trust Company, a division of Equiserve, our transfer Agent, will tabulate the votes.

Q:       WHEN ARE 2000 STOCKHOLDER PROPOSALS DUE?

A: To be considered for presentation at our 2000 Annual Meeting of Stockholders, inclusion in the proxy statement and on the proxy card, a stockholder proposal must be received at our offices no later than November 25, 1999. For stockholder proposals submitted outside the proposal process identified in the proceeding sentence, if we do not receive notice of any such matter that a stockholder wishes to raise at the 2000 Annual Meeting by February 9, 2000 and the matter is raised at that meeting, then the proxies at that meeting will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to Gordon Y. Allison, Corporate Secretary, StaffMark, Inc., 302 East Millsap Road, Fayetteville, Arkansas 72703.

                         ITEM 1 - ELECTION OF DIRECTORS

         Our Board of Directors consists of ten persons each of whose term expires at the Annual Meeting. The directors began serving their term at last year's annual meeting on May 8, 1998. At the Annual Meeting, you and the other stockholders will elect ten individuals to serve as directors until the 2000 Annual Meeting or until their successors are duly elected and qualified.

         The individuals named as proxies will vote the enclosed proxy for the election of all nominees, unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board. We recommend a vote FOR each nominee.

         Below are the names and ages of the director nominees, the year they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

NOMINEES FOR ELECTION


NAME                            AGE      EXPERIENCE
----                            ---      ----------

Jerry T. Brewer                 58       Co-founded StaffMark in March 1996 and has served since then as its Chairman of the Board.  Mr. Brewer also co-founded Brewer Personnel Services, Inc.
                                         ("Brewer"), one of the StaffMark founding companies in July 1988.  From July
                                         1988 to April 1994, Mr. Brewer served as President and Chief Executive
                                         Officer of Brewer.

Clete T. Brewer                 33       Co-founded StaffMark in March 1996 and has served since then as its
                                         President and Chief Executive Officer and a director.  Mr. Brewer also co-founded Brewer in July 1988, and has served since April 1994 as
                                         President, Chief Executive Officer and a director of Brewer.  From July 1988 to April 1995, Mr. Brewer served as Vice President of Brewer.  Mr. Brewer is the son of Jerry T. Brewer.

W. David Bartholomew            42       President - Commercial Staffing Division since July 1998 and a director since October 1996.  From October 1996 to June 1998, Mr. Bartholomew served as Executive Vice President - Eastern Operations for the Commercial Staffing
                                         Division. Mr. Bartholomew served as Secretary/Treasurer and a principal of
                                         HRA, Inc., one of the StaffMark founding companies, from August 1993 through
                                         October 1996.  From 1991 through August 1993, Mr. Bartholomew was President of Cobble Personnel of Nashville.

Steven E. Schulte               36       Executive Vice President - Administration and a director since October 1996.
                                         Mr. Schulte was employed by Prostaff Personnel Services, Inc., one of the
                                         StaffMark founding companies since August 1987 and served as its President and Chief Executive Officer since June 1992 through October 1996.

Janice Blethen                  55       President - Clinical Trials Support Services Division and director since
                                         October 1996.  Ms. Blethen served as Chief Executive Officer of The Blethen
                                         Group, Inc., one of the StaffMark founding companies, from its inception in
                                         1975 through October 1996.  Ms. Blethen is a Certified Personnel Consultant.

William T. Gregory              56       Vice President and General Manager - Commercial Staffing Division - Carolina
                                         Region and a director since October 1996.  Mr. Gregory served as President of First Choice Staffing, Inc., one of the StaffMark founding companies, since 1985.  Mr. Gregory is a Certified Personnel Consultant.

John H. Maxwell, Jr.            55       Executive Vice President - Medical Services and a director since October
                                         1996.  Mr. Maxwell served as the Chief Executive Officer of Maxwell
                                         Healthcare, Inc., one of the StaffMark founding companies, since 1973.  Mr.
                                         Maxwell is a certified Personnel Consultant and a Certified International
                                         Personnel Consultant.

NAME                            AGE      EXPERIENCE
----                            ---      ----------



William J. Lynch                56       Since March 1996, Mr. Lynch has served as a Managing Director of Capstone
                                         Partners, LLC, a venture capital firm.  From October 1989 to March 1996, Mr.
                                         Lynch was a partner of the law firm of Morgan, Lewis & Bockius LLP.  Mr.
                                         Lynch also serves as a director of Coach USA, Inc., a publicly traded company.  Mr. Lynch has served as a director since October 1996.

R. Clayton McWhorter            65       In 1996, Mr. McWhorter founded Clayton Associates, LLC, a venture capital firm.  Mr. McWhorter is a member of the Board of Directors of Columbia/HCA
                                         Healthcare Corporation, a public company, and served as its Chairman of the
                                         Board from April 1995 to May 1996.  Mr. McWhorter served as Chairman,
                                         President and Chief Executive Officer of Healthtrust, Inc. from 1987 to
                                         April 1995 and served as President and Chief Executive Officer of Hospital
                                         Corporation of America from 1985 to April 1987.   In addition, Mr. McWhorter
                                         is a director of Suntrust Bank - Nashville, a subsidiary of a public company, and is a director for Corrections Corporation of America, a publicly traded company.  Mr. McWhorter has served as a director since
                                         October 1996.

Charles A. Sanders, M.D.        66       Dr. Sanders is retired from Glaxo, Inc. where he served as Chief Executive
                                         Officer from 1989 through 1994 and Chairman from 1992 through 1995.  Dr.
                                         Sanders currently serves as Chairman of The Commonwealth Fund and Project
                                         HOPE and serves on the Board of Trustees of The University of North Carolina
                                         at Chapel Hill.  Dr. Sanders is also a director of Pharmacopeia, Inc.,
                                         Scios, Inc., Vertex Pharmaceuticals Incorporated, Magainin Pharmaceuticals,
                                         Inc., Trimeris, Inc. and Kendle International, Inc., which are all publicly traded companies.  Dr. Sanders has served as a director since October 1996.



OTHER NAMED EXECUTIVE OFFICERS



NAME                          AGE        EXPERIENCE
----                          ---        ----------
Terry C. Bellora              52         Chief Financial Officer of StaffMark since August 1996.  Prior to joining
                                         StaffMark, Mr. Bellora served as Chief Financial Officer of Pace Industries,
                                         Inc. from 1986 to August 1996.  Mr. Bellora served as director of Pace
                                         Industries, Inc. from 1988 to 1993 and as an advisory director of Pace
                                         Industries, Inc. from 1993 to August 1996.  Mr. Bellora is a certified public accountant and was previously an audit partner for a regional accounting firm prior to his employment with Pace Industries, Inc.

NAME                          AGE        EXPERIENCE
----                          ---        ----------

Ted Feldman                   45         Chief Operating Officer of StaffMark since October 1996.  Mr. Feldman founded HRA, Inc. in 1991 and since its inception has served as its
                                         President and Chief Executive Officer.  From 1979 until 1992, Mr. Feldman served as President of Nashville Trunk & Bag Co.  Mr. Feldman is also a director of Prison Realty Corporation, a publicly traded company.


COMMITTEES AND MEETINGS

         We have four standing committees.

The Audit Committee

o Reviews with the independent accountants, the accountants' annual report and scope of the next year's audit.

o        Nominates the independent accountants to the Board of Directors.

o Reviews any consulting services provided by the independent accountants and evaluates the effect these services may have on the accountants' independence.

o Reviews with the independent accountants the adequacy of internal accounting and control systems.

o Reviews with management and the independent accountants the accounting and financial reporting requirements and practices.

         The members are William J. Lynch, Charles A. Sanders, M.D. and Jerry T. Brewer.

The Compensation Committee

o Reviews annually and recommends to the Board of Directors the Chief Executive Officer's total compensation.

o Reviews annually our Chief Executive Officer's recommendations on base salaries and incentive awards for executive officers.

o        Administers the stock incentive plans and the incentive bonus plan.

o        Reviews compensation and recommends changes for executive officers.

         The members are William J. Lynch and R. Clayton McWhorter.

The Nominating Committee

o        Recommends the size of the Board of Directors.

o Recommends nominees for election to serve as directors and to serve on committees of the Board.

o        Suggests changes in compensation and retirement policies for directors.

         The members are William J. Lynch, Charles A. Sanders, M.D. and Clete T. Brewer.

The Acquisition Committee

o Approves certain smaller acquisitions in accordance with guidelines provided by our Board of Directors.

o Reviews and analyzes trends and changing factors in the ongoing consolidation of the staffing, consulting and solutions services industry.

The members are Jerry T. Brewer, Clete T. Brewer, Terry C. Bellora, Ted Feldman, Steve C. Schulte and Randall E. Grigg, Vice President - Director of Corporate Development.

During fiscal 1998, our Board of Directors and various Board Committees held the following number of meetings: Board of Directors, twelve (four of which were regular meetings and eight of which were special meetings); Audit Committee, one; Compensation Committee, one; Nominating Committee, this committee was formed on December 2, 1998 and did not have any meetings in 1998; Acquisition Committee, two. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which that director served.

                                 STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides information as of March 17, 1999 about the beneficial ownership of common stock by: (1) the persons known to us to be beneficial owners of more than 5% of the outstanding common stock; (2) our directors; (3) each Named Executive Officer (identified in the Summary Compensation Table that follows); and (4) our directors and executive officers as a group. To the best of our knowledge, each such person has sole voting and investment power over the shares shown in this table, except as otherwise indicated.



                                                                                SHARES BENEFICIALLY
                                                                                     OWNED(1)
                                                                               ----------------------
NAME                                                                           NUMBER         PERCENT
----                                                                           ------         -------

Jerry T. Brewer(2) .....................................................       602,657          2.06%
Clete T. Brewer(3) .....................................................     1,053,585          3.59
Terry C. Bellora(4) ....................................................       162,679             *
Ted Feldman(5) .........................................................       350,945          1.20
W. David Bartholomew(6) ................................................       287,704          1.00
Steven E. Schulte(7) ...................................................       454,259          1.55
Janice Blethen(8) ......................................................       452,478          1.54
William T. Gregory(9) ..................................................       440,350          1.50
John H. Maxwell, Jr.(10) ...............................................       670,832          2.29
William J. Lynch(11) ...................................................        54,391             *
R. Clayton McWhorter(12) ...............................................        13,752             *
Charles A. Sanders, M.D.(13) ...........................................        23,751             *
         All directors and executive officers as a group (14 persons) ..     5,920,158         19.95


---------

*Less than 1%.

(1) The percentages shown with respect to any identified individual or group are calculated by dividing (i) the sum of (a) the number of shares of common stock actually owned as of March 17, 1999 plus (b) the number of shares of common stock that may be acquired through the exercise of stock options or other rights on or before May 16, 1999 ("Currently Exercisable Options"), by (ii) the sum of 29,310,127 shares of common stock outstanding on March 17, 1999 plus the amount referenced in clause (i)(b).
(2) Includes 174,000 shares held by Mr. Brewer's spouse, as to which Mr. Brewer disclaims beneficial ownership, and 3,334 shares subject to Currently Exercisable Options.
(3) Includes 13,750 shares held by Mr. Brewer=s spouse, as to which Mr. Brewer disclaims beneficial ownership, and 33,001 shares subject to Currently Exercisable Options.
(4) Includes 161,379 shares subject to Currently Exercisable Options, 200 shares held by a trust of which Mr. Bellora is the trustee and 100 shares owned by Mr. Bellora's minor child, to which Mr. Bellora disclaims beneficial ownership.
(5) Includes 1,000 shares held by Mr. Feldman's spouse, as to which Mr. Feldman disclaims beneficial ownership, and 47,334 shares subject to Currently Exercisable Options.
(6) Includes 246,937 shares held by Bartfund I Limited Partnership, of which Mr. Bartholomew is the general partner, and 40,667 shares subject to Currently Exercisable Options.
(7) Includes 440,359 shares held by trusts for which Mr. Schulte is trustee and 9,000 shares subject to Currently Exercisable Options.
(8) Includes 71,905 shares held by Blethen Family Investments Limited Partnership, the general partner of which is a corporation controlled by Ms. Blethen, and 11,001 shares subject to Currently Exercisable Options.
(9) Includes 2,500 shares held by Mr. Gregory's spouse, as to which Mr. Gregory disclaims beneficial ownership, and 4,000 shares subject to Currently Exercisable Options.
(10) Includes 321,212 shares held by Mr. Maxwell's spouse, to which Mr. Maxwell disclaims beneficial ownership, and 4,000 shares subject to Currently Exercisable Options.
(11) Includes 3,033 shares held by a trust for which Mr. Lynch is trustee and 13,314 shares subject to Currently Exercisable Options.
(12)     Includes 13,314 shares subject to Currently Exercisable Options.
(13)     Includes 13,314 shares subject to Currently Exercisable Options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Under the U.S. securities laws, directors, certain executive officers and persons holding more than 10% of StaffMark's common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive officers, we believe all persons subject to reporting filed the required reports on time in 1998.

       COMPENSATION OF OUTSIDE DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

       This section describes the compensation paid or payable to, the directors, the Chief Executive Officer and the Other Named Executive Officers in 1998.

COMPENSATION OF OUTSIDE DIRECTORS

      Annual Compensation. Each outside director, that is a director who is not one of our employees, receives a $4,000 fee for each regular meeting of the Board of Directors that the director attends in person or by telephone. In addition, each outside director receives a $1,000 fee for each Board Committee meeting that the director attends in person or by telephone. Fees to our outside directors for Board of Director and Board Committee meetings were increased from $2,000 to $4,000 and $500 to $1,000, respectively, in May 1998.

     We offer each of our outside directors the alternative of taking all or a portion of their directors' fees for annual and regular board meetings in shares of our common stock in lieu of cash through our Non-Employee Director Stock Election Plan. In May 1998, when this stock based election plan was first offered to the outside directors, all of our outside directors elected to participate and receive 100% of their Board fees for regular meetings in shares of our common stock, as opposed to cash. Board Committee fees are still paid in cash. For 1998, our outside directors in the aggregate, received fees in a combination of cash and common stock totaling $44,000 for Board of Director and Board Committee meetings. We also reimbursed the directors for their reasonable out-of-pocket expenses in attending Board and Board Committee meetings.

     Stock Options. Under the Amended and Restated StaffMark, Inc.1996 Stock Option Plan, each outside director receives a nonqualified stock option to purchase 10,000 shares of StaffMark common stock upon that person's initial election as a director. Following initial election and on the date of each annual stockholders' meeting, each outside director receives an additional nonqualified option to purchase 2,000 shares of StaffMark common stock. In May 1998, each outside director received an option to purchase 2,000 shares of StaffMark common stock at an exercise price of $39.625 per share under this option plan. These options vest in three equal installments beginning on the grant date and the first and second anniversaries of the grant date. These options will expire ten years after the grant date, unless earlier terminated or exercised.

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

      The following table summarizes the total compensation for each of the last three years paid or accrued by us for services rendered during the years indicated to our Chief Executive Officer and our four most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year-ended December 31, 1998 (the "Named Executive Officers").

                                                                      SUMMARY COMPENSATION TABLE
                                                                --------------------------------------

                                                                                            LONG TERM
                                                              ANNUAL COMPENSATION         COMPENSATION
                                                       --------------------------------   -------------
                                                                                            SECURITIES
                                                                                           UNDERLYING     OTHER ANNUAL
NAME AND PRINCIPAL POSITION                            YEAR     SALARY($)(1)   BONUS($)      OPTIONS     COMPENSATION(2)
----------------------------                           ----     ------------  ---------      --------    ---------------
Clete T. Brewer, President,
Chief Executive Officer and Director ...........       1998    $  150,000       127,500        19,000    $    5,500
                                                       1997       150,000       116,000        65,000        16,737
                                                       1996        40,869           N/A        10,000         2,487


Terry C. Bellora, Chief Financial Officer ......       1998       150,000       112,500        14,000         6,600
                                                       1997       150,000       106,000       102,500         7,200
                                                       1996        41,538           N/A       160,000         2,824


Ted Feldman, Chief Operating Officer ...........       1998       145,000        91,250        15,000         5,500
                                                       1997       145,000       105,556        70,000         6,000
                                                       1996        39,769           N/A        10,000         1,025

W. David Bartholomew, President -
Commercial .....................................       1998       144,000       102,975        15,000         7,750
Division and Director ..........................       1997       125,000        91,375        57,500         6,000
                                                       1996        34,615           N/A        10,000         1,025

Steven E. Schulte, Executive Vice
President - ....................................       1998       125,000        93,750         5,000         9,106
Administration and Director ....................       1997       125,000        15,000        10,000         6,000
                                                       1996        31,250           N/A        10,000           502



-------------

(1) Salary for 1996 reflects partial year compensation for the period from the completion of our initial public offering on October 2, 1996 through December 31, 1996.
(2) Consists of automobile allowances, other than $2,250 of Mr. Bartholomew's amount and $3,106 of Mr. Schulte's amount in 1998, which were matching payments by us with respect to a non-qualified executive deferred compensation plan. As to Mr. Brewer during 1997, he received the cash surrender value of key man life insurance policy in the amount of $10,737, in addition to an automobile allowance of $6,000 during 1997.

OPTION GRANTS IN 1998

         The following table sets forth information concerning each grant of stock options to the Named Executive Officers during 1998.




                                                           INDIVIDUAL GRANTS
                                 ---------------------------------------------------------------------------------------
                                     NUMBER OF      PERCENTAGE OF TOTAL
                                     SECURITIES      OPTIONS GRANTED    EXERCISE OR                         GRANT DATE
                                 UNDERLYING OPTIONS  TO EMPLOYEES IN    BASE PRICE         EXPIRATION         PRESENT
NAME                               GRANTED IN 1998         1998         ($/SHARE)(1)          DATE          VALUE ($)(2)
                                 ------------------  ------------------ ------------       ----------       ------------

Clete T. Brewer ...........            19,000              1.75%          $  24.50           1/27/08          $235,560

Terry C. Bellora ..........            14,000              1.29              24.50           1/27/08           173,571

Ted Feldman ...............            15,000              1.38              24.50           1/27/08           185,968

W. David Bartholomew ......            15,000              1.38              24.50           1/27/08           185,968

Steven E. Schulte .........             5,000              0.46              24.50           1/27/08            61,990



----------------

(1) All options were granted at the market value on the date of grant based on the last sales price of our common stock on the date of grant.

(2) The grant date present value was based on the Black-Scholes Option Valuation Model, a widely-recognized method of valuing options. The following underlying assumptions were used to derive the present value of these options: volatility of our common stock of 58%, based upon the actual daily volatility of our stock during 1998; a risk-free rate of return of 4.55%, based on the yield of five-year U.S. Treasury notes as of the grant date; and exercise of the option five years after the grant date. The actual value, if any, the Named Executive Officers may realize upon exercise will depend on the excess of the stock price over the exercise price on the actual date the option is exercised; consequently, there is no assurance the value realized by the Named Executive Officers will approximate the value estimated by the Black-Scholes Option Valuation Model.

1998 YEAR-END OPTION VALUES

         The following table sets forth information concerning the value of unexercised options as of December 31, 1998 by the Named Executive Officers. Only one of the Named Executive Officers exercised options during the year ended December 31, 1998.

                   STOCK OPTION EXERCISES AND YEAR END VALUES


                                                                                                           VALUE OF
                            SHARES                       NUMBER OF SECURITIES UNDERLYING                    IN-THE-
                          ACQUIRED ON       VALUE          UNEXERCISED OPTIONS HELD AT                  MONEY OPTIONS AT
                           EXERCISE       REALIZED(1)            DECEMBER 31, 1998                     DECEMBER 31, 1998(2)
                           --------       -----------     --------------------------------      --------------------------------
    NAME                                                  EXERCISABLE        UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
    ----                                                  -----------        -------------      -----------        -------------
Clete T. Brewer .......       --                  --         25,667              68,333          $   89,000          $  157,250
Terry C. Bellora ......       --                  --        145,172             130,788           1,079,519             841,731
Ted Feldman ...........       --                  --         27,334              67,666             184,000             347,250
W. David Bartholomew...       --                  --         23,167              59,333             160,250             299,750
Steven E. Schulte .....    3,334          $   79,183          4,000              17,666              41,500             125,577


-----------
(1) Calculated using the difference between: (a) the closing sales price of our common stock on the date of exercise; and (b) the exercise price.

(2) Options are "in-the-money" if the closing market price of our common stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the closing market price of our common stock on December 31, 1998, $22.375 and the exercise price of such options.

EMPLOYMENT AGREEMENTS

         Clete T. Brewer, Ted Feldman, W. David Bartholomew and Steve E. Schulte entered into employment agreements with us on October 2, 1996. Each of these employment agreements is for a term of five years and provides for an annual base salary which may be adjusted upward at the discretion of the Compensation Committee of the Board. The term for each of these agreements will continue after the initial five-year term on a year-to-year basis at the time of a renewal, unless any of these agreements are terminated early or are not renewed. These agreements allow each of these Named Executive Officers to be eligible for year-end bonus compensation which is determined under an incentive bonus plan established and administered by the Compensation Committee of the Board of Directors. The employment agreements referred to above provide that, in the event of a termination of employment by us, except for "cause," that these employees will be entitled to receive the employee's then current salary for a period no longer than five years after October 2, 1996. Each of these agreements contains a covenant not to compete with us for a period of two years immediately following the termination of employment for any reason.

         Mr. Bellora entered into a five-year employment agreement with us on October 2, 1996 which term will renew on a year-to-year basis after the initial term, unless this agreement is terminated early or not renewed. This agreement provides for an annual base salary, a bonus to be determined annually in accordance with the incentive bonus plan administered by the Compensation Committee of the Board and an option to purchase 150,000 shares of our common stock at $12 per share. The shares underlying this option grant become exercisable in different increments over a period of five years from the date of grant. The option grant has a ten-year term, unless earlier exercised by Mr. Bellora. Mr. Bellora's employment agreement contains a covenant not to compete with us for the two year period immediately following termination of employment with us, with certain exceptions. If Mr. Bellora is terminated without cause in the absence of a change in control involving us, then the agreement requires us to pay Mr. Bellora an amount equal to the lesser of: (1) his base salary payable over the remaining term of the agreement; or (2) his base salary for a two-year period. In this circumstance, Mr. Bellora is obligated to comply with a one-year non-compete covenant involving our business, employees and customers. If we undergo a change in control, then Mr. Bellora may elect to terminate his employment and receive the payout amount described above, although Mr. Bellora would be subject to the one-year non-compete covenant described above. If we undergo a change in control without 15 days prior notice, then Mr. Bellora would be entitled to receive the payout amount, but would not be obligated to comply with the non-compete covenant.

DEFERRED EXECUTIVE COMPENSATION PLAN

         We maintain a deferred compensation plan for certain members of management (including the Named Executive Officers) allowing them to defer a portion of their annual compensation. We match 50% of the first six percent of the annual compensation deferred by a participant. However, the annual match by us may not exceed $5,000 per participant. The funds attributable to a participant (including voluntary contributions and matching contributions) are invested among various funds designated by the plan administrator. Upon the death or retirement of a participant, the funds attributable to the participant (including any earnings on contributions) are distributed to the participant or the participant's beneficiary in a lump sum or in annual installments over a period of up to 15 years. A participant whose employment with us is terminated prior to death or retirement is entitled to receive his or her contributions to the plan (and any earnings thereon). However, a participant may only receive 100% of the matching contributions if he or she has completed five years of service with us. During 1998, Mr. Bartholomew and Mr. Schulte were the only Named Executive Officers to participate in this plan.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE MEMBERSHIP AND INTERLOCKS

         Our Compensation Committee is primarily responsible for determining the executive officer compensation levels of our company. Our Compensation Committee is composed entirely of independent outside directors. No member of the Compensation Committee is or has ever been one of our officers or employees. No interlocking relationship exists between the members of the Compensation Committee and the board of directors or compensation committee of any other company.


EXECUTIVE COMPENSATION COMPONENTS AND GOALS

         Executive officer compensation consists of a combination of salary, bonus and stock option awards. Each Named Executive Officer, is a party to a five-year employment agreement (in this report we will refer to these as the "Executive Employment Agreements") that was negotiated at arms-length. The Executive Employment Agreements were executed at the time of our initial public offering on October 2, 1996. Our executive compensation strategy is for executives to receive a salary at a level somewhat below industry averages, while being eligible for bonuses based on performance and stock option grants. We believe that lower base salary levels in combination with performance based bonuses provide our executives the potential to earn in excess of competitive industry compensation if subjective and/or objective performance goals for our company are achieved. We also intend to continue to grant to our executives and other key employees stock options at the current market value of our stock. The options have no monetary value to the executives unless the market price of our common stock increases above the exercise price. We anticipate that future option grants will be based on a subjective analysis of various performance criteria, primarily earnings per share and operating profits, although future grants may not directly be tied to any one factor. Options will be granted at an exercise price equal to the closing sales price of our common stock, as reported on NASDAQ, on the date of grant. Future cash bonus payments will be made in accordance with an incentive bonus plan that we adopt at the beginning of each year based on criteria such as net income, return on equity, return on assets, divisional operating income performance and/or earnings per share. We believe the mix of base salary, bonuses and stock option grants links executive compensation to our company's operational performance.

In summary, the goals of our executive compensation program are:

         o To compensate executive employees in a manner that aligns the employee's interests with the interests of our stockholders;

         o  To encourage continuation of our company's entrepreneurial spirit;

         o  To reward executives for successful long-term strategic management;

         o To recognize outstanding performance; and $To attract and retain highly qualified and motivated executives.

POLICY ON DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for the compensation paid to the Chief Executive Officer and the other Named Executive Officers, unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon the attainment of performance goals and in some instances approved by stockholders. The Amended and Restated 1996 StaffMark, Inc. Stock Option Plan was approved by our stockholders at our May 8, 1998 annual meeting and was designed to meet the requirements of Section 162(m) with respect to stock option awards. The performance based targets for the 1998 Bonus Plan were established on February 5, 1998, when the performance relative to these annual targets remained substantially uncertain within the meaning of Section 162(m) of the Internal Revenue Code.

1998 EXECUTIVE COMPENSATION

         Each of the Named Executive Officers received their annual salary in accordance with their Executive Employment Agreement during 1998. During 1998, our incentive cash bonus plan (the "1998 Bonus Plan") was tied to "performance targets." In 1998, the performance-based targets for the 1998 Bonus Plan included earnings per share, operating income targets and revenue mix diversification. Mr. Brewer's 1998 cash bonus was based primarily on our earnings per share and secondly on our revenue mix diversification for the 1998 year. When we selected the performance-based targets, we also established an objective formula for calculating the maximum bonus payable to each Named Executive Officer. Under the 1998 Bonus Plan, the 1998 maximum bonus could not exceed one hundred fifty percent (150%) of Messrs. Brewer's, Bellora's and Feldman's base salary, one hundred twenty-five percent (125%) of Mr. Bartholomew's base salary and one hundred percent (100%) of Mr. Schulte's base salary. We also had discretion under the 1998 Bonus Plan in determining whether any or all of the maximum permissible bonus would actually be paid, or whether payment or vesting of any bonus would be deferred. We were also authorized under the 1998 Bonus Plan to exercise "negative discretion" by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic or individual goals, which could be objective or subjective. All bonuses payable to the Named Executive Officers under the 1998 Bonus Plan have been or will be paid in cash or cash equivalents in 1999. All of the Named Executive Officers were eligible to participate in the 1998 Bonus Plan.

1998 CHIEF EXECUTIVE OFFICER COMPENSATION

         Compensation paid during 1998 to Clete T. Brewer, our President and Chief Executive Officer, was comprised of $150,000 in base salary in accordance with his Executive Employment Agreement, a $127,500 cash bonus under the 1998 Bonus Plan and the grant of an option to acquire 19,000 shares of our common stock at its fair market value on the date of grant. The option for these shares was granted to Mr. Brewer in recognition of his continued service and efforts towards our growth and success. This report is submitted by the members of the Compensation Committee.
                                             The Compensation Committee

                                             William J. Lynch
                                             R. Clayton McWhorter

                             CERTAIN TRANSACTIONS

         We lease our corporate headquarters in Fayetteville, Arkansas from Brewer Investments II, L.C. The members of the limited liability company are Jerry T. Brewer, our Chairman, and Kay Brewer, Mr. Brewer's spouse, who are the parents of Clete T. Brewer. The total lease payments to Brewer Investments II, L.C. in 1998 approximated $225,000. The lease expires in 2001, although we have options to renew this lease for three consecutive five-year terms. We are responsible for all real estate taxes, insurance, utilities and maintenance. We lease property for several branch offices in Little Rock, Arkansas from a limited liability company. One member of this limited liability company is Steven E. Schulte, a director and our Executive Vice President - Administration. Rent for 1998 approximated $127,000 on this lease and we are responsible for all real estate taxes, insurance, utilities and maintenance. We also lease several of our offices in Tulsa, Oklahoma from John H. Maxwell, Jr., our Executive Vice President - Medical Staffing and a director. The total lease payments paid in 1998 approximated $100,000. We believe that the rental payments for these leased facilities with the related parties described above are on terms that are as favorable to us as those that could have been obtained from unaffiliated third parties.

         In October 1996, we advanced Donald A. Marr, Jr., the Chief Operating Officer of our Commercial Division, $80,000 which will be due on October 2, 1999. This advance is evidenced by a promissory note that accrues interest at six percent per year. In March 1998, we loaned Terry C. Bellora, our Chief Financial Officer, $300,000 which is due in March 2001. The loan is evidenced by a loan agreement and promissory note that accrues interest at five percent per year.

                                PERFORMANCE GRAPH

         The following chart compares the cumulative total stockholder return on our common stock with the cumulative total return on the NASDAQ Composite Index and the common stock of eight companies in the temporary staffing industry, for the period beginning on September 27, 1996 (the date that trading of our common stock first began on the Nasdaq National Market) and ending on December 31, 1998 (the last trading date for our common stock in the 1998 fiscal year) assuming a $100 investment in each and assuming the reinvestment of dividends. Although our initial offering price was $12.00, the closing price of $14.00 on the first trading day in our common stock was used as the beginning price of the common stock. We did not pay any dividends during the period. Our new self-selected peer group companies are: Modis Professional Services, Inc. (formerly AccuStaff Incorporated); Romac International Inc.; Norrell Corporation; Personnel Group of America, Inc.; RemedyTemp, Inc.; SOS Staffing Services, Inc.; and Interim Services Inc. Our old self-selected peer group companies consisted of: Interim Services, Inc.; Metamor Worldwide, Inc. (formally COREstaff); Modis Professional Services, Inc. (formally AccuStaff); Norrell Corporation; Personnel Group of America, Inc., Personnel Management, Inc.; RemedyTemp, Inc.; SOS Staffing Services, Inc.; and Westaff, Inc. (formally Western Staff Services).


                                    [GRAPH]


  Total Return Analysis                            9/27/96           12/31/96            12/31/97            12/31/98
  ---------------------                            -------           --------            --------            --------
  StaffMark, Inc.                                   $100              $89.29              $225.89             $159.82
                                                    ----              ------              -------             -------
  Nasdaq Composite (US)                             $100             $104.91              $128.71             $180.94
                                                    ----              ------              -------             -------
  New Peer Group                                    $100              $84.04              $101.18              $76.71
                                                    ----              ------              -------             -------
  Old Peer Group                                    $100              $85.40               $97.88              $74.41
                                                    ----              ------              -------             -------

Source:  Standard & Poor's Compustat Custom Products Division
Website:  WWW.COMPUSTAT.COM
Phone:  (303) 721-4819; Fax:  (303) 694-4021

                             ITEM 2 - OTHER MATTERS

    The Board of Directors is not aware of any other matter to be presented for action at the Annual Meeting. If any other matter requiring a vote of stockholders should arise, then the proxies (or their substitutes) will vote in accordance with their best judgement.

                             ADDITIONAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

         Our Board has selected Arthur Andersen LLP as our independent public accountants, a position the firm has held since our initial public offering. We expect representatives of Arthur Andersen LLP to be present at the Annual Meeting. We will provide this accounting firm the opportunity to make a statement, if they so desire and to respond to appropriate questions.

ANNUAL REPORT

         Our 1998 Annual Report to Stockholders accompanies this Proxy Statement. Our Annual Report on Form 10-K for the year ended December 31, 1998 was filed with the Securities and Exchange Commission on March 16, 1999. A copy of our 1998 Form 10-K, including any financial statements and schedules and a list describing any exhibits not included in this report, may be obtained without charge by any stockholder. Written requests for copies of the report should be directed to Gordon Y. Allison, Corporate Secretary, StaffMark, Inc., 302 East Millsap Road, Fayetteville, Arkansas 72703.

INFORMATION NOT INCORPORATED

         The Securities and Exchange Commission's rules allow the information in this Proxy Statement to be incorporated by reference to and form a part of our 1998 Form 10-K. The information incorporated by reference is deemed to be part of our 1998 Form 10-K, with one exception. The Securities and Exchange Commission's rules do not require the report of the Compensation Committee to be incorporated in any filing made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The Compensation Committee report shall not be deemed to be filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless we specifically incorporate this report by reference in some other filed document.


                             YOUR VOTE IS IMPORTANT
                  PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD
                  IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

                                STAFFMARK, INC.
                             302 EAST MILLSAP ROAD
                          FAYETTEVILLE, ARKANSAS 72703

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 1999.


         KNOWN ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of StaffMark, Inc., a Delaware corporation, do hereby nominate, constitute, and appoint Jerry T. Brewer, Clete T. Brewer, and Gordon Y. Allison, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on March 17, 1999, at the Annual Meeting of its Stockholders to be held on May 7, 1999 at the Holiday Inn Springdale, 1500 South 48th, Springdale, Arkansas, at 10:00 a.m., central standard time, and at any and all adjournments thereof.

         ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" ALL NOMINEES AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

                                SEE REVERSE SIDE


                            * FOLD AND DETACH HERE *






                                [STAFFMARK LOGO]



                                 ANNUAL MEETING
                                OF STOCKHOLDERS
                                  MAY 7, 1999
                                10:00 a.m. (CST)
                             HOLIDAY INN SPRINGDALE
                     1500 SOUTH 48TH, SPRINGDALE, ARKANSAS

    PLEASE MARK YOUR
       VOTES AS
[X] IN THIS EXAMPLE.


                        FOR               WITHHOLD          Election of the following nominees as directors:
                 all nominees listed      AUTHORITY         Jerry T. Brewer, Clete T. Brewer, W. David Bartholomew,
                  (except as marked    to vote for all      Steven E. Schulte, Janice Blethen, William T. Gregory,
                  to the contrary)     nominees listed      John H. Maxwell, Jr., William J. Lynch,
                                                            R. Clayton McWhorter, and Charles A. Sanders, M.D.

1. Election of                                                                  2. In their discretion, upon any other matters
   Directors            [ ]                 [ ]                                    which may properly come before the meeting or
                                                                                   any adjournment thereof.
(INSTRUCTION: To withhold authority to vote
for any individual nominees, write that
nominee's name(s) on the space provided below.)

-----------------------------------------------                                 PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                                                                HEREON. WHERE SHARES ARE HELD BY JOINT
                                                                                TENANTS, BOTH SHOULD SIGN. WHERE SIGNING
                                                                                AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                                                                TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL
                                                                                TITLE AS SUCH. IF A CORPORATION, PLEASE
                                                                                SIGN IN FULL CORPORATE NAME BY
                                                                                PRESIDENT OR OTHER AUTHORIZED
                                                                                OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN
                                                                                PARTNERSHIP NAME BY AUTHORIZED PERSON.
                                                                                PLEASE MARK, SIGN, DATE AND RETURN THIS
                                                                                PROXY CARD PROMPTLY USING THE ENCLOSED
                                                                                SELF-ADDRESSED, POSTAGE PREPAID
                                                                                ENVELOPE.


                                                                                ----------------------------------------------------


THE STOCKHOLDER ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, A PROXY    ---------------------------------------------------
STATEMENT AND AN ANNUAL REPORT AND REVOKES ALL PRIOR PROXIES FOR SAID MEETING.    SIGNATURE(S)                             DATE
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE STOCKHOLDER AND IN ACCORDANCE WITH THE INSTRUCTIONS SET IN BOLD ON THE
REVERSE SIDE OF THIS PROXY.


                            --FOLD AND DETACH HERE--